PRICING SUPPLEMENT NO. 69                                         Rule 424(b)(3)
DATED: August 14, 2001                                        File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)


                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $400,000,000  Floating Rate Notes [x]   Book Entry Notes   [x]

Original Issue Date: 8/17/2001  Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 12/1/2003        CUSIP#: 073928VC4

Option to Extend Maturity:      No   [x]
                                Yes  [ ]   Final Maturity Date:


                                             Optional         Optional
                       Redemption            Repayment        Repayment
  Redeemable On         Price(s)              Date(s)          Price(s)
  -------------      --------------       -------------      -----------
       N/A                 N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  3.85%           Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  + 0.29%

*    On the 17th of each November, February, May and August prior to Maturity.

**   11/17/01, 2/17/02, 5/17/02, 8/17/02, 11/17/02, 2/17/03, 5/17/03, 8/17/03,
     11/17/03 and 12/1/03

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.